Exhibit 10.1

Second Amendment to Employment Agreement

This Second Amendment to Employment Agreement (“Second Amendment”) is entered into by and between ArQule, Inc., a Delaware corporation (the “Company”) with its principal offices at 19 Presidential Way, Woburn, Massachusetts 01801, and Peter Lawrence (“Executive”) whose current principal residential address is 29 Fairfield Street, Unit 4-5, Boston, MA 02116.  The purpose of this Second Amendment is to amend the Employment Agreement dated as of April 13, 2006 between the Company and Executive (the “Agreement”), as amended by the amendment effective as of October 4, 2007 (“First Amendment”).  This Second Amendment shall be effective as of April 14, 2008.

WHEREAS, the Company desires to continue to employ and retain Executive in a senior executive capacity and to enter into this Second Amendment embodying certain changes to the terms of such employment from that which were set forth in the Agreement;

WHEREAS, Executive desires to accept such continued employment and enter into such Second Amendment;

NOW THEREFORE, in consideration of $1.00, the receipt and sufficiency of which is hereby acknowledged by Executive, the Company and Executive hereby agree as follows:

1.                                       Definitions.  All capitalized terms not specifically defined in this Second Amendment shall have the same meaning herein as in the Agreement, as amended (including as in any plans or other documents incorporated by reference into the Agreement).

2.                                       Title; Duties.  During the Employment Term, Executive shall serve as President, Chief Operating Officer, General Counsel and Secretary, reporting to the Chief Executive Officer (“CEO”) of the Company.  Executive hereby agrees to undertake the duties and responsibilities inherent in such positions and such other duties and responsibilities consistent with such position as the CEO shall from time to time reasonably assign to Executive.  Anything in Section 2 of the Agreement or in the First Amendment which is inconsistent with the terms of this Section shall be of no further effect, subject to the terms of Section 4 below.

3.                                       Base Salary, Target Amount for Bonus.  Notwithstanding anything to the contrary in the Agreement, (i) the Base Salary, as set forth in Section 4.1 of the Agreement, shall be increased to $375,000, and (ii) the target amount of Executive’s discretionary annual cash bonus, as set forth in Section 4.2 of the Agreement, shall be 40 percent of Executive’s Base Salary.

4.                                       Deemed Termination.  Section 3 of the First Amendment shall be null and void.  Any determination of whether a “termination without Cause” has occurred shall be governed by the provisions of Section 5.1.2 of the Agreement.  For avoidance of doubt, the reference to “title” in 5.1.2 (a) shall refer to the title conferred in Section 2 of this Second Amendment.

5.                                       Waivers and Further Agreements.  Any waiver of any terms or conditions of this Second Amendment shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the Party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.  Each of the Parties agrees to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Second Amendment.

6.                                       Counterparts.  This Second Amendment maybe executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.                                       Governing Law.  This Second Amendment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

8.                                       Entire Understanding.  This Second Amendment constitutes the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, with respect to the subject matter hereof, except that, other than as explicitly modified by the terms of this Second Amendment, the Agreement, including as modified by the First Amendment, shall remain in full force and effect in accordance with its provisions.  This Second Amendment shall be incorporated into the Agreement as an additional provision thereto.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Second Amendment as of the date set forth above.

ARQULE, INC.		EXECUTIVE

By:	/s/ Patrick J. Zenner	By:	/s/ Peter S. Lawrence
Name:	Patrick J. Zenner	Name: Peter S. Lawrence
Title:	Chair, Board of Directors